Exhibit 23.2

To the Board of Directors
Deli Solar (USA), Inc. and Subsidiaries

   Consent of Independent Registered Public Accounting Firm
   Deli Solar (USA), Inc. and Subsidiaries

We consent to the incorporation in the Amended Registration Statement on Form SB-2/A for Deli Solar (USA), Inc. and its subsidiaries of our report dated March 31, 2007 on our audits of the financial statements of Deli Solar (USA), Inc. as of December 31, 2006 and 2005 and for the year then ended, which reports are incorporated in the Form SB-2/A.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah

October 22, 2007